EXHIBIT 11

                             TEXFI INDUSTRIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE

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                                                     THIRTEEN WEEKS ENDED           TWENTY-SIX WEEKS ENDED
                                                       MAY 3,    April 28,         MAY 3,          April 28,
                                                        1996       1995            1996              1995
                                                     ----------  ---------       -----------       -------

NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
  Balance at beginning of period .................   8,650,690     8,650,621       8,650,690         8,652,621
  Deferred compensation..........................       84,801         3,069          84,801             3,069
  Restricted Stock Forfeitures....................        --          (3,000)           --              (5,000)
                                                    ----------   -----------    ------------       -----------
    Balance at end of period .....................   8,735,491     8,650,690       8,735,491         8,650,690
                                                    ==========   ===========    ============       ===========

PRIMARY:
  Net income (loss) from continuing operations.... $  (974,000)  $(   72,000)   $   (558,000)      $  (699,000)
  Net loss from discontinued operations...........       --       (7,382,000)          --          (15,545,000)
                                                   ------------  -----------      -----------      -----------
  Net loss applicable to common
    stockholders ................................. $  (974,000)  $(7,310,000)   $   (558,000)     $(16,244,000)
                                                   ============= ===========    =============     ============

  Weighted average number of shares outstanding:
    Common stock outstanding for the period
     based on a daily weighted average ...........   8,663,037     8,652,767       8,656,863       8,652,683
    Common stock equivalents - outstanding stock
     options computed on the treasury stock
     method using average market price ...........      --            --               --               --
                                                   -----------   -----------    ------------        -------
  Weighted average number of common and common
     equivalent shares outstanding ...............   8,663,037     8,652,767       8,656,863       8,652,683
                                                   ===========   ===========    =============    ===========

  Per common share amounts:
    Net income (loss) from continuing operations      $ (.11)          $ .01      $ (.07)            $  (.08)
    Net loss from discontinued operations.....           --             (.85)        --                (1.80)
                                                   -----------       --------   ---------          ---------
      Net loss..................................      $ (.11)          $(.84)     $ (.07)            $ (1.88)
                                                   ===========       ========   ==========         =========


FULLY DILUTED:
  Net income(loss) from continuing operations.....$    974,000   $    72,000    $   (558,000)   $   (699,000)
  Net loss from discontinued operations...........      --        (7,382,000)          --        (15,545,000)
                                                  ------------   -----------    -------------    ------------
  Net loss applicable to common
    stockholders .................................$    974,000   $(7,310,000)   $   (558,000)   $(16,244,000)
                                                  ============   ===========    =============   ============


Weighted average number of shares outstanding:
  Common stock outstanding for the period based
    on a daily weighted average ..................   8,663,037      8,652,767       8,656,863     8,652,683
  Common stock equivalents - outstanding stock
    options computed on the treasury stock method
    by using end-of-period market prices in lieu
    of average market prices ....................      --            --                  --           --
                                                  ------------   ------------     -------------  -------
                                                     8,663,037      8,652,767         8,656,863   8,652,683
  Increase in common shares assuming conversion
    of the 11-1/4% Convertible Senior Subordinated
    Debentures ..................................      --             --             --              --
                                                  ------------   -------------  ------------     ------

Weighted average number of common and common
equivalent shares outstanding ...................    8,663,037      8,652,767      8,656,863       8,652,683
                                                  ============   ============   ============     ===========

Per common share amounts: Excluding convertible debenture shares:
    Net income (loss) from continuing operations    $ (.11)        $   .01      $ (.07)          $ (.08)
    Net loss from discontinued operations.......       --             (.85)        --             (1.80)
                                                    -------        -------      -------          ------
      Net loss..................................    $ (.11)        $  (.84)     $ (.07)          $(1.88)
                                                    =======        =======      =======          ======
  Including Convertible Debenture Shares:
    Net income (loss) from continuing operations    $ (.11)        $   .01      $ (.07)          $ (.08)
    Net loss from discontinued operations.......        --         $  (.85)         --             (1.80)
                                                     ------        -------      --------          -------
      Net loss..................................    $ (.11)        $  (.84)     $ (.07)          $(1.88)
                                                    =======        =======      ========         =======

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